THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

SECURED CONVERTIBLE DEBENTURE

SMARTIRE SYSTEMS INC.

5% Convertible Debenture

Due November 21, 2004

No. 001 $ 200,000

This Debenture is issued by SMARTIRE SYSTEMS INC., a British Columbia corporation (the "Company"), to CORNELL CAPITAL PARTNERS, LP (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act").

This Debenture is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the Holder . The obligations of the Company under this Debenture shall be secured by that certain Security Agreement dated by and between the Company and the Holder of even date herewith.

ARTICLE 1.

Section. 1.01 Principal and Interest. For value received, the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of TWO HUNDRED THOUSAND DOLLARS (US $200,000), on November 21, 2004 (the "Scheduled Maturity Date") and to pay interest on the unpaid principal of this Debenture at the rate of five percent (5%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid. At the Company's option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on the Scheduled Maturity Date or (b) converted in accordance with Section 1.03 herein.

Section 1.02 Optional Conversion. Subject to Section 1.07 hereof, the Holder is entitled, at its option, to convert, (each a "Conversion"), at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the "Conversion Shares") of the Company's common stock, no par value per share (the "Common Stock"), at the price per share (the "Conversion Price") equal to the lower of (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Common Stock as of the date hereof (the "Fixed Price") , or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Common Stock as listed on a Principal Market (as defined herein), as quoted by Bloomberg L.P. (the "Closing Bid Price") for the five (5) trading days immediately preceding the Conversion Date (as defined herein). As used herein, "Principal Market" shall mean The National Association of Securities Dealers Inc.'s OTC Bulletin Board, the Nasdaq SmallCap Market, or the American Stock Exchange. If the Common Stock is not traded on a Principal Market, the Closing Bid Price shall mean, the reported Closing Bid Price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice.

Section 1.03 Automatic Conversion. Subject to Section 1.07 hereof, if, on the Scheduled Maturity Date, the unpaid principal of this Debenture and any accrued and unpaid interest has not been repaid by the Company pursuant to Section 1.01, then the unpaid principal of the this Debenture, plus, all accrued and unpaid interest due thereon through the Scheduled Maturity Date (the "Automatic Conversion Amount"), shall be automatically converted (the "Automatic Conversion") into a number of fully paid and non-assessable shares of Common Stock determined in accordance with the following formula:

Automatic Conversion Amount
Conversion Price

Section 1.04 Right of Redemption. The Company at its option shall have the right to redeem, with thirty (30) business days advance written notice (the "Redemption Notice"), a portion of or all of the outstanding principal sum under this Debenture. The redemption price shall be equal to one hundred twenty percent (120%) multiplied by the portion of the principal sum being redeemed, plus any accrued and unpaid interest. Once the Company has issued to the Holder a Redemption Notice, the Holder may continue to convert this Debenture, in accordance with Section 1.02 hereof, for the thirty (30) day business period after the Holder receives the Redemption Notice, provided that the closing bid price of the Company's Common Stock the day prior to the Conversion Date as specified in the Conversion Notice is greater than the Closing Bid Price of the Company's Common Stock on the Closing Date.

In the event the Company exercises its right of a redemption of either all or a portion of the principal sum outstanding under this Debenture, as provided for in this section, the Company shall issue to the Holder a warrant (the "Warrant") to purchase ten thousand (10,000) shares of the Company's Common Stock for every One Hundred Thousand Dollars ($100,000) of principal sum redeemed by the Company, provided the Holder shall receive a pro rata portion of Warrants if the Company redeems less than One Hundred Thousand Dollars ($100,000). The Warrant shall be exercisable for cash consideration only and have an exercise price per share of one hundred twenty percent (120%) of the principal sum redeemed plus any accrued and unpaid interest for a period of two (2) years from the issuance of the Warrant. The Warrant shall have "piggy-back" registration rights, shall be exercised on a "cash-basis".

Section 1.05 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price, provided that the Company agrees that it will reserve a minimum of three million five hundred thousand (3,500,000) shares of the Company's Common Stock for issuance upon conversion of this Convertible Debenture. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within fifty (50)  days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Section 1.06 Registration Rights. The Company is obligated to register the resale of the Conversion Shares under the Securities Act pursuant to the terms of a Registration Rights Agreement, between the Company and the Holder of even date herewith (the "Investor Registration Rights Agreement").

Section 1.07 Limitation on Obligation to Issue Common Stock. The Company and the Holder agree that notwithstanding any representations made by the Company in this Debenture, the Company will not be obligated to issue any shares of the Company's Common Stock upon conversion of this Debenture if, when aggregated with any other shares of the Common Stock issued or deemed issued in any integrated offering, in each event pursuant to the rules of the Nasdaq SmallCap Market, or the rules of any other securities exchange or trading market upon which the shares of the Common Stock are listed or quoted, such issuance would exceed nineteen and nine tenths percent (19.9%) of the issued and outstanding shares of the Company's Common Stock immediately prior to the date of this Debenture, or the first date of any integrated offering, if earlier. If the Company is prohibited by the Nasdaq SmallCap Market or any successor or similar rule, or the rules of any securities exchange or trading market on upon which the shares of Common Stock are then listed, quoted or traded from issuing any shares of Common Stock issuable upon conversion of the Convertible Debenture, the Company shall call a meeting of its stockholders to be held within fifty (50) days upon which the Company first learns that any conversion of this Debenture will exceed nineteen and nine tenths percent (19.9%) of the outstanding shares of the Company's Common Stock prior to the date of this Debenture, for the purpose of voting upon and approving the transactions contemplated by this Debenture, the authorization and issuance of this Debentures, and the issuance of the Conversion Shares upon conversion of or otherwise pursuant to this Debentures. The Company's management shall vote in favor of such approval and the Company shall through its Board of Directors, recommend to its stockholders approval of such matters. The Company shall use its best efforts to solicit from its stockholders proxies in favor of such matters sufficient to comply with all relevant legal requirements and shall vote such proxies in favor of such matters. The foregoing limitation shall not apply if the Company has obtained shareholder approval for the transactions contemplated by this Debenture.

Section 1.08 Interest Payments. The interest so payable will be paid at the time of maturity or conversion of this Debenture to the person in whose name this Debenture is registered. At the time such interest is payable, the Company, in its sole discretion, may elect to pay interest in cash (via wire transfer or certified funds) or in the form of Common Stock. In the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If the interest is paid in the form of Common Stock, the Company shall issue, subject to Section 1.07, to the Holder such number of shares of Common Stock which is equal to the interest payable divided by the lower of the Closing Bid Price on: (I) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

Section 1.09 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

Section 1.10 Subordinated Nature of Debenture. This Debenture and all payments hereon, including principal or interest, shall be subordinate and junior in right of payment to all exhisting debt and all accounts payable of the Company incurred in the ordinary course of business and/or bank debt of the Company not to exceed $400,000.

Section 1.11 Mechanics of Conversion. In order to effectuate Conversion the Company and the Holder shall follow the Transfer Agent Instructions executed on the date hereof.

ARTICLE II.

Section 2.01 Amendments and Waiver of Default. The Debenture may be amended with the consent of the Holder. Without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

ARTICLE III.

Section 3.01 Events of Default. An Event of Default includes any of the following events: (a) the failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) the failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions attached to the Securities Purchase Agreement; (c) the failure by the Company's transfer agent to issue Common Stock to the Holder within ten (10) days of the Company's receipt of the attached Notice of Conversion from Holder; (d) the failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; (e) events of bankruptcy or insolvency; (f) a breach by the Company of its obligations under the Securities Purchase Agreement, the Investor Registration Rights Agreement, or the Security Agreement which breaches are not cured by the Company within ten (10) days after receipt by the Company of written notice thereof.

Section 3.02 Failure to Issue Unrestricted Common Stock. As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Investor Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder to accelerated full repayment of this Debenture . The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.

ARTICLE IV.

Section 4.01 Re-issuance of Debenture. If the Holder elects to convert less than all of the outstanding principal sum plus accrued interest of this Debenture, the Holder may elect to tender this Debenture to the Company, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

Section 4.02 Termination of Conversion Rights. The Holder's right to convert the Debenture into the Common Stock in accordance with paragraph 1.02 shall terminate on the date that is the second (2nd) year anniversary from the date hereof and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 1.03 hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder.

ARTICLE V.

Section 5.01 Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

Section 5.02 Restriction on Subsequent Registration Statements. The Company shall not file a registration statement for a period of sixty (60) days from the date which the registration statement filed pursuant to the Registration Rights Agreement executed in connection with this transaction and dated the date hereof is declared effective by the United States Securities and Exchange Commission.

ARTICLE VI.

Section 6.01 Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	Smartire Systems Inc.
Richmond Corporate Centre
Suite 150-13151 Vanier Place
Richmond, British Columbia
Canada V6V 2J1
Attention: President

Telephone: (604) 276-9884
Facsimile: (604) 276-2353

With a copy to:	Clark, Wilson
Barristers and Solicitors
800-885 West Georgia Street
Vancouver, British Columbia
Canada V6C 3H1
Attention: Bernard Pinsky, Esq.
Telephone: (604) 687-5700
Facsimile: (604) 687-6314

If to the Holder:	Cornell Capital Partners, LP
101 Hudson Street - Suite 3606
Jersey City, New Jersey 07302
Attention: Mark Angelo
Facsimile: (201) 985-8266

With a copy to:	Butler Gonzalez LLP
1000 Stuyvesant Avenue - Suite 6
Union, NJ 07083
Attention: David Gonzalez, Esq.
Telephone: (908) 810-8588
Facsimile: (908) 810-0973

Section 6.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of New Jersey without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of New Jersey or the state courts of the State of New Jersey sitting in Hudson County, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 6.03 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 6.04 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.05 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

Section 6.06 Assignability. This Debenture shall be binding upon the Company and its successors and shall enure to the benefit of the Holder and its successors. This Debenture is not assignable by the Holder without the express written consent of the Company which shall not be unreasonably withheld.

Section 6.07 Lost or Stolen Note. Upon receipt by the Company of (i) evidence of loss, theft, destruction or mutilation of this Debenture and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver a new Debenture of like tenor and date to the Holder.

Section 6.08 Restrictions on Shares. The shares of Common Stock issuable upon conversion of this Debenture may not be sold or transferred unless (i) they first shall have been registered under the Securities Act and applicable state securities laws, or (ii) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope customary for opinions in such circumstances) to the effect that such sale or transfer is exempt from registration requirements of the Securities Act or (iii) they are sold under Rule 144 under the Securities Act. Except as otherwise provided in the Securities Purchase Agreement, each certificate for shares of Common Stock issuable upon conversion of this Debenture that have not been so registered and that have not been sold under an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF
THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY
MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN
EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES
UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED,
SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION
FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Upon the request of the Holder of a certificate representing any shares of Common Stock issuable upon conversion of this Debenture, the Company shall remove the foregoing legend from the certificate and issue to the Holder a new certificate free of any transfer legend, if without an effective registration statement, (i) with such request, the Company shall have received either (A) an opinion of counsel, in form, substance and scope customary for opinions in such circumstances, to the effect that any such legend may be removed from such certificate, or (B) satisfactory representations from the Holder that the Holder is eligible to sell such security under Rule 144 or (ii) a registration statement under the Securities Act covering the resale of such securities is in effect.

Section 6.09 Business Day. For purposes of this Debenture, the term "business day" means any day, other than a Saturday or Sunday or any day in which banking institutions in the Province of British Columbia are authorized or obligated by law, regulation or executive order to close.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

SMARTIRE SYSTEMS INC.

By: /s/ Robert Rudman
Name: Robert Rudman
Title: President

EXHIBIT "A"

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Note)
TO:

The undersigned hereby irrevocably elects to convert $__________________ of the principal amount of the Secured Convertible Debenture dated November ___ 2002 between the Company and _____________, into Shares of Common Stock of SmarTire Systems Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:	____________________________________________________
Applicable Conversion Price:	____________________________________________________
Signature:	____________________________________________________
Name:	____________________________________________________
Address:	____________________________________________________
Amount to be converted: $	____________________________________________________
Amount of Debenture unconverted: $	____________________________________________________
Conversion Price per share: $	____________________________________________________
Number of shares of Common Stock to be issued:	____________________________________________________
Please issue the shares of Common Stock in the following name and to the following address:	____________________________________________________
Issue to:	____________________________________________________
Authorized Signature:	____________________________________________________
Name:	____________________________________________________
Title:	____________________________________________________
Phone Number:	____________________________________________________
Account Number:	____________________________________________________

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